Exhibit 99.1

Quanterix Corporation Releases Operating Results for Fourth Quarter and Full Year 2020

Q4 GAAP revenue including Grant Revenue $26.1M; Q4 non-GAAP revenue $21.6M, an increase of 36% versus prior year

Billerica, Mass. – March 2, 2021 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the fourth quarter and 12 months ended December 31, 2020.

“Responding to the pandemic crisis as well as advances in therapies to treat Alzheimer’s has accelerated our leadership of precision health and the proteomics revolution,” said Chairman, Chief Executive Officer and President, Quanterix, Kevin Hrusovsky. “There is a strong demand for ultra-sensitive protein analytical tools to support disease studies, diagnostics and drug development as the COVID focus shifts from battling the acute virus to the long-hauler impact of the virus on organ and overall human health (CNS, Cardiac, Respiratory, Immunology, etc). We enter 2021 on strong footing as we scale Quanterix to support this unprecedented opportunity.”

Fourth Quarter 2020 Financial Highlights

Key financial results for the four quarter of 2020 are shown below:

•	Q4 GAAP total revenue, which includes Grant Revenue, was $26.1M versus prior year Q4 of $15.9M;
•	Q4 non-GAAP total revenue was $21.6M versus prior year Q4 of $15.9M, an increase of 36%;
•	Q4 GAAP product revenue was $15.7M versus prior year Q4 of $11.4M, an increase of 38%;
•	Q4 GAAP service and other revenue was $5.5M versus prior year Q4 of $4.3M, an increase of 28%

Full Year 2020 Financial Highlights

Key financial results for FY 2020 are shown below:

•	FY GAAP total revenue, which includes one-time License Revenue and Grant Revenue, was $86.4M versus prior year FY of $56.7M;
•	FY non-GAAP total revenue was $68.8M versus prior year FY of $56.7M, an increase of 21%;
•	FY GAAP product revenue was $44.0M versus prior year FY of $40.5M, an increase of 9%;
•	FY GAAP service and other revenue was $24.1M versus prior year FY of $16.1M, an increase of 50%

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

Fourth Quarter and Full Year Business Highlights

•	Awarded an $18.2M contract with the NIH through its RADx initiative to accelerate the continued development and scale-up of a novel SARS-CoV-2 antigen test.

•	Received FDA Emergency Use Authorizations for novel SARS-COV-2 antigen test (after year-end) and for semi-quantitative antibody test, underscoring our longstanding science-first mentality and deep dedication to the highest standards of quality and scientific rigor across our business.

•	Leveraging the unparalleled ultra-sensitivity of Simoa, enabled several leading researchers globally, including at the NIH, to begin tackling leading-edge COVID challenges, such as establishing potential for blood based anti-viral endpoints for new drug therapies and understanding the long-term complications of COVID-19.

•	Expanded our differentiated Neurology menu to include tau phosphorylated at threonine 181 (pTau-181), a highly specific biomarker for the study of Alzheimer’s disease pathology, in cerebral spinal fluid (CSF), serum and plasma as well as launched Neuro Multiplex assays associated with many neurodegenerative diseases. Our biomarker portfolio is now supporting leading Alzheimer’s programs globally and a growing body of research, including work published recently in The Lancet Neurology. This work suggests that blood pTau-181 levels could prove critical to predicting Alzheimer’s disease progression and differentiating the disease from other neurodegenerative disorders, marking a critical step toward AD early detection, clinical trial advancements, improved patient triaging and asymptomatic screening.

•	Novartis’ multiple sclerosis (MS) drug KESIMPTA® (ofatumumab), which utilized Nf-L as secondary endpoint, was approved by the FDA.

•	Quanterix’ Simoa technology was highlighted in a record 443 new publications in 2020, bringing total Simoa-specific inclusions to over 1,120. Also, was invited to present at several marquis symposiums showcasing our Precision Health vision and potential to catalyze asymptomatic medicine.

•	Instrument installed base increased by 34% in 2020 to 535, despite access challenges posed by COVID-19. This includes 93 HD-X placements with over 50% new installations and 84 new SR-X and SP-X placements.

•	Solidified Simoa’s technological leadership by achieving a 100x sensitivity improvement in a pilot of the digital enzyme-linked immunosorbent assay (ELISA) that powers the Company’s HD-X™ and SR-X™ Ultra-Sensitive Biomarker Detection Systems.

•	Entered into a non-exclusive royalty-bearing license agreement with Abbott Laboratories, to grant Abbott access to Quanterix’ portfolio of bead-based technology patents for use in in-vitro diagnostic (IVD) applications.

•	Realized multi-category revenue opportunities with one of the largest multi-national, healthcare payor groups, with execution of multiple population surveillance studies, creating beachhead for our vision for the future of precision medicine, where early and non-invasive disease detection has the potential to transform life and healthcare costs.

•	Successfully raised ~$385 million in gross proceeds across 2020 and early-2021 through our follow-on offerings, further strengthening our balance sheet with growth capital.

•	William Geist joined Quanterix as Chief Operating Officer to help us sustain and grown our strong momentum across numerous digital biomarker platforms.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on March 2 at 4:30 p.m., EDT. Individuals interested in listening to the conference call may do so by dialing (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 4438067. A live webcast will also be available at: https://edge.media-server.com/mmc/p/tbpi32nd. The webcast will be available on the Company’s website, https://www.quanterix.com, for one year following completion of the call.

Financial Highlights

Quanterix Income Statement

in '000 USD	Q4 2020	Q4 2019	YTD 2020	YTD 2019
Product Revenue	15,732	11,431	44,017	40,491
Service and Other Revenue	5,498	4,302	24,129	16,059
Collaboration and License Revenue	408	184	11,809	184
Development Revenue	4,493	0	6,422	0
Total Revenue	26,131	15,917	86,377	56,734

Cost of Product Revenue	7,961	6,684	25,950	20,900
Cost of Services Revenue	3,120	2,368	11,245	8,998
Cost of License Revenue	0	0	1,000	0
Gross Profit	15,050	6,865	48,182	26,836
Gross Margin %	57.6%	43.1%	55.8%	47.3%

Research and Development	6,217	4,398	20,174	16,190
Selling, General and Administrative	18,766	13,953	59,592	52,246
Total Operating Expenses	24,983	18,351	79,766	68,436

Loss From Operations	-9,933	-11,486	-31,584	-41,600
Interest Income (Expense), net	-166	282	-273	627
Other Income (Expense), net	155	139	-49	-10
Tax	123	107	376	187
Net Loss	-9,821	-10,958	-31,530	-40,796

Weighted average shares outstanding was 31.7 million for Q4 2020 and 28.6 million for YTD 2020

Quanterix Balance Sheet

in '000 USD	At 12/31/20	At 12/31/19
Cash and Cash Equivalents	181,584	109,155
Accounts Receivable	17,184	10,906
Inventory	14,856	10,463
Prepaid Expenses and Other	5,981	2,137
Total Current Assets	219,605	132,661
Restricted Cash	1,000	1,026
Property and Equipment, Net	13,912	12,047
Intangible Assets, Net	13,716	14,307
Goodwill	10,460	9,353
Right-of-Use Assets	11,995	0
Other Non-Current Assets	357	557
Total Assets	271,045	169,951

Accounts Payable & Accrued Expenses	22,421	14,845
Deferred Revenue	5,421	4,697
Current Portion of Long Term Debt	7,673	75
Lease Liabilities	1,234	0
Other Current Liabilities	3,054	216
Total Current Liabilities	39,803	19,833
Deferred Revenue, Net of Current Portion	577	466
Long Term Debt, Net of Current Portion	0	7,587
Lease Liabilities, Net of Current Portion	21,891	0
Other Non-Current Liabilities	2,649	13,407
Total Liabilities	64,920	41,293

Total Stockholders’ Equity	206,125	128,658

Total Liabilities and Stockholders’ Equity	271,045	169,951

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of non-GAAP Financials
(In thousands)

	2020	2019	2020	2019
	Three months ended December 31		Twelve months ended December 31	
Total revenue	$ 26,131	$ 15,917	$ 86,377	$ 56,734
License agreement revenue (Note 1)	—	—	$ (11,200)	—
Grant revenue (Note 2)	$ (4,493)	—	$ (6,422)	—
Non-GAAP revenue	$ 21,638	$ 15,917	$ 68,755	$ 56,734
Gross profit	$ 15,050	$ 6,865	$ 48,182	$ 26,836
License agreement revenue (Note 1)	—	—	$ (11,200)	—
Grant revenue (Note 2)	$ (4,493)	—	$ (6,422)	—
Acquisition-related purchase accounting charges (Note 3)	$ 433	$ 667	$ 2,251	$ 1,378
Cost of license revenue (Note 4)	—	—	$ 1,000	—
Non-GAAP gross profit	$ 10,990	$ 7,532	$ 33,811	$ 28,214
GAAP gross margin %	57.6%	43.1%	55.8%	47.3%
Non-GAAP gross margin %	50.8%	47.3%	49.2%	49.7%
GAAP total operating expenses	$ 24,983	$ 18,351	$ 79,766	$ 68,436
Grant research and development expenses (Note 5)	$ (2,322)	—	$ (3,625)	—
Acquisition-related purchase accounting charges (Note 6)	$ (20)	$ (20)	$ (81)	$ (41)
Non-GAAP total operating expenses	$ 22,641	$ 18,331	$ 76,060	$ 68,395
GAAP loss from operations	$ (9,933)	$ (11,486)	$ (31,584)	$ (41,600)
Non-GAAP loss from operations	$ (11,651)	$ (10,799)	$ (42,249)	$ (40,181)

Note 1: During the twelve months ended December 31, 2020, we recognized $10.0 million in license revenue in connection with a non-exclusive license agreement with Abbott Laboratories. Also during the twelve months ended December 31, 2020, we recognized $1.2 million in license revenue in connection with the termination of a previous license agreement with Abbott Laboratories.

Note 2: During the three and twelve months ended December 31, 2020, we recognized $4.5 million and $6.4 million, respectively, in revenue in connection with our workplan 1 and workplan 2 awards under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 3: During the three months ended December 31, 2020, we incurred $51 thousand of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the twelve months ended December 31, 2020, we incurred $722 thousand of acquisition-related amortization of inventory valuation and $1,529 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the three months ended December 31, 2019, we incurred $284 thousand of acquisition-related amortization of inventory valuation and $383 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the twelve months ended December 31, 2019, we incurred $612 thousand of acquisition-related amortization of inventory valuation and $766 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

Note 4: During the twelve months ended December 31, 2020, we incurred $1.0 million in license fees in connection with our non-exclusive license agreement with Abbott Laboratories.

Note 5: During the three and twelve months ended December 31, 2020, we incurred $2.3 million and $3.6 million, respectively, in research and development expenses in connection with our workplan 1 and workplan 2 awards under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 6: During the three and twelve months ended December 31, 2020, we incurred $20 thousand and $81 thousand, respectively, of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During three and twelve months ended December 31, 2019, we incurred $20 thousand and $41 thousand, respectively, of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:
PAN Communications
Staci Didner, (407) 734-7325
quanterix@pancomm.com

Investor Relations Contact:
Stephen Hrusovsky
(774) 278-0496
shrusovsky@quanterix.com